Exhibit 99.2

SUPPLEMENTAL FINANCIAL &

PROPERTY INFORMATION

QUARTER ENDED

SEPTEMBER 30, 2009

Conference Call Information:

Thursday, November 5, 2009

3:00PM Eastern Time/12:00PM Noon Pacific Time

Number: (719) 325-2255

Confirmation Code: 8251486

385 EAST COLORADO BOULEVARD, SUITE 299

PASADENA, CALIFORNIA  91101

(626) 396-4828

www.labspace.com

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

September 30, 2009

(Unaudited)

This Supplemental Financial & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing and or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, decreased rental rates or increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of November 5, 2009, the date this Supplemental Financial & Property Information package is first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Equity Research Coverage and Company Information

September 30, 2009

Equity Research Coverage

Argus Research		Keefe, Bruyette & Woods
William L. Eddleman, Jr.	(212) 425-7500	Sheila McGrath	(212) 887-7793
		Bill Carrier	(212) 887-3810
Banc of America Securities-Merrill Lynch
James Feldman	(212) 449-6339	Morningstar
Jana Galan	(212) 449-5151	David Rodziewicz	(312) 244-7037

Barclays Capital		Oppenheimer
Ross L. Smotrich	(212) 526-2306	Mark Biffert	(212) 667-7062
Jeffrey S. Langbaum	(212) 526-0971	Samit Parikh	(212) 667-6224

Citigroup Global Markets		RW Baird
Michael Bilerman	(212) 816-1383	David AuBuchon	(314) 863-4235
Mark K. Montandon	(212) 816-6243	Justin Pelham-Webb	(314) 863-6413

JMP Securities		Standard & Poor’s
William C. Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Susan Gutierrez	(415) 835-3909

JP Morgan Securities
Anthony Paolone	(212) 622-6682
Joseph Dazio	(212) 622-6416

Information Requests

385 East Colorado Boulevard, Suite 299
Pasadena, California 91101
(626) 396-4828
Web: www.labspace.com
E-mail: corporateinformation@labspace.com

Alexandria Real Estate Equities, Inc. is currently covered by the equity research analysts listed above.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(Unaudited)

	Nine Months Ended (1)		Three Months Ended (1)
	9/30/09	9/30/08	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Revenues
Rental	$278,033	$244,893	$87,436	$87,051	$103,546	$96,173	$83,704
Tenant recoveries	76,900	73,468	26,007	24,445	26,448	25,904	26,187
Other income	10,838	8,772	1,162	8,910	766	2,427	2,640
Total revenues	365,771	327,133	114,605	120,406	130,760	124,504	112,531

Expenses
Rental operations	91,430	83,567	30,783	28,793	31,854	28,468	29,057
General and administrative	27,827	25,816	9,610	8,803	9,414	8,973	8,587
Interest	61,865	63,174	20,909	21,063	19,893	20,934	21,289
Depreciation and amortization	87,878	78,520	28,031	28,993	30,854	27,874	26,924
Non-cash impairment on investments	–	1,985	–	–	–	11,266	–
Total expenses	269,000	253,062	89,333	87,652	92,015	97,515	85,857

Gain on early extinguishment of debt	11,254	–	–	11,254	–	–	–
Income from continuing operations	108,025	74,071	25,272	44,008	38,745	26,989	26,674
Income from discontinued operations, net	3,718	18,458	1,106	108	2,504	579	928
Net income	111,743	92,529	26,378	44,116	41,249	27,568	27,602

Net income attributable to noncontrolling interests	6,123	2,828	886	4,362	875	971	929
Dividends on preferred stock	21,268	17,136	7,090	7,089	7,089	7,089	7,090
Net income attributable to unvested restricted stock awards	1,038	1,048	199	367	517	284	265
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$83,314	$71,517	$18,203	$32,298	$32,768	$19,224	$19,318

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$2.16	$1.68	$0.44	$0.83	$0.93	$0.59	$0.58
Discontinued operations, net	0.10	0.58	0.03	–	0.08	0.02	0.03
Earnings per share – basic	$2.26	$2.26	$0.47	$0.83	$1.01	0.61	$0.61

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$2.16	$1.68	$0.44	$0.82	$0.93	$0.58	$0.58
Discontinued operations, net	0.10	0.57	0.03	–	0.08	0.02	0.03
Earnings per share – diluted	$2.26	$2.25	$0.47	$0.82	$1.01	$0.60	$0.61

(1)     Historical results related to assets classified as “held for sale” as of September 30, 2009 have been reclassified from continuing operations to income from discontinued operations, net.  Also includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2009	2009	2009	2008 (1)	2008 (1)
Assets
Rental properties, net	$3,366,960	$3,243,268	$3,230,710	$3,215,723	$3,104,206
Land held for future development	254,549	240,411	109,561	109,478	95,668
Construction in progress	1,349,656	1,406,451	1,452,434	1,398,895	1,365,680
Cash and cash equivalents	68,280	70,313	125,281	71,161	15,391
Tenant security deposits and other restricted cash	60,002	51,683	54,770	67,782	68,040
Tenant receivables	3,789	4,665	5,992	6,453	6,849
Deferred rent	92,022	87,697	85,970	85,733	87,097
Investments	71,080	66,068	64,788	61,861	72,509
Other assets	126,999	116,097	112,669	114,991	118,096
Total assets	$5,393,337	$5,286,653	$5,242,175	$5,132,077	$4,933,536

Liabilities and Equity
Secured notes payable	$837,177	$941,600	$1,041,854	$1,081,963	$1,078,551
Unsecured line of credit and unsecured term loan	1,248,000	1,307,000	1,355,000	1,425,000	1,266,000
Unsecured convertible notes	580,919	577,984	433,408	431,145	428,997
Accounts payable, accrued expenses and tenant security deposits	325,720	312,313	331,715	386,801	280,812
Dividends payable	21,665	20,005	37,701	32,105	31,939
Total liabilities	3,013,481	3,158,902	3,199,678	3,357,014	3,086,299

Redeemable noncontrolling interests	41,232	41,012	32,887	33,963	34,476

Alexandria Real Estate Equities, Inc. stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	437	390	390	319	318
Additional paid-in capital	1,961,421	1,718,737	1,668,546	1,407,294	1,408,689
Accumulated other comprehensive loss	(44,162)	(53,013)	(79,868)	(87,241)	(16,596)
Total Alexandria Real Estate Equities, Inc. stockholders’ equity	2,297,334	2,045,752	1,968,706	1,700,010	1,772,049
Noncontrolling interests	41,290	40,987	40,904	41,090	40,712
Total equity	2,338,624	2,086,739	2,009,610	1,741,100	1,812,761
Total	$5,393,337	$5,286,653	$5,242,175	$5,132,077	$4,933,536

(1)     Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Portfolio Highlights

(In thousands, except share, per share, per square feet and property data)

(Unaudited)

	For the Three Months Ended or As Of
	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Balance Sheet Data
Rental properties, net	$3,366,960	$3,243,268	$3,230,710	$3,215,723	$3,104,206
Land held for future development	254,549	240,411	109,561	109,478	95,668
Construction in progress	1,349,656	1,406,451	1,452,434	1,398,895	1,365,680
Gross book value of real estate	5,471,930	5,367,100	5,245,244	5,152,786	4,972,145
Total assets	5,393,337	5,286,653	5,242,175	5,132,077	4,933,536
Total debt	2,666,096	2,826,584	2,830,262	2,938,108	2,773,548
Total liabilities	3,013,481	3,158,902	3,199,678	3,357,014	3,086,299
Total market capitalization	5,276,336	4,441,806	4,394,465	5,050,910	6,621,310

Operating Data
Total revenue	$114,605	$120,406	$130,760	$124,504	$112,531
Deferred rent	3,106	2,700	1,509	2,547	3,274
Amortization of acquired above and below market leases	1,510	1,736	4,745	4,066	1,814
Adoption of new accounting provisions impacting convertible notes	798	1,093	930	1,563	1,927
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	18,203	32,298	32,768	19,224	19,318
Earnings per share – diluted	0.47	0.82	1.01	0.60	0.61
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders	50,609	68,401	61,329	47,190	46,273
FFO per share – diluted	1.13	1.59	1.89	1.48	1.45

Common Shares Data
Common shares outstanding	43,715,900	39,040,518	38,974,166	31,899,037	31,839,622
Weighted average common shares outstanding – EPS – diluted	39,105,950	43,071,925	32,498,107	31,810,348	31,807,455
Weighted average common shares outstanding – FFO – diluted	44,903,051	43,071,925	32,498,107	31,810,348	31,807,455

Financial Ratios
Unencumbered net operating income as a percentage of total net operating income	60.2%	60.8%	63.5%	61.9%	58.2%
Operating margin	73%	74%	75%	77%	74%
General and administrative expense as a percentage of total revenues	8.4%	7.3%	7.2%	7.2%	7.6%
EBITDA – trailing 12 months	$341,639	$342,624	$321,519	$315,389	$314,741
Adjusted EBITDA – trailing 12 months	$353,831	$354,198	$343,526	$326,566	$311,182
Capitalized interest	$17,933	$18,240	$16,919	$19,764	$17,781
Weighted average interest rate used for capitalization	5.16%	5.23%	4.89%	5.52%	5.69%
Dividends per share on common stock	$0.35	$0.35	$0.80	$0.80	$0.80
Dividend payout ratio (common stock)	30.5%	20.2%	51.4%	54.8%	55.6%
Debt to gross assets (excluding cash)	44.3%	48.1%	48.2%	51.8%	51.4%
Debt to Adjusted EBITDA – trailing 12 months	7.3	7.7	7.8	8.6	8.7

Portfolio Statistics
Number of properties	157	156	156	159	160
Rentable square feet	11,799,781	11,697,498	11,697,498	11,761,716	11,786,583
Occupancy (excluding redevelopment and properties “held for sale”)	94.4%	94.5%	94.3%	94.8%	95.6%
Occupancy (including redevelopment properties)	89.1%	89.4%	89.6%	90.0%	89.8%
Leasing activity – YTD rentable square feet	1,349,098	935,580	464,603	2,161,144	1,695,506
Leasing activity – Qtr rentable square feet	449,515	472,822	464,603	513,134	618,259
Leasing activity – YTD GAAP rental rate increase	4.9%	4.0%	5.4%	15.0%	14.9%
Leasing activity – Qtr GAAP rental rate increase	5.6%	3.3%	5.4%	13.9%	8.2%
Same property YTD revenue less operating expenses – GAAP basis	3.7%	4.0%	3.6%	3.3%	3.1%
Same property Qtr revenue less operating expenses – GAAP basis	0.8%	2.2%	3.6%	4.3%	5.6%

See “Definitions and Other Information” section of this report starting on page 32.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings per Share

(Dollars in thousands, except per share data)

(Unaudited)

Earnings per Share

	Nine Months Ended		Three Months Ended
	9/30/09	9/30/08 (1)	9/30/09	6/30/09	3/31/09	12/31/2008 (1)	9/30/08 (1)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings per share	$83,314	$71,517	$18,203	$32,298	$32,768	$19,224	$19,318
Assumed conversion of 8% unsecured convertible notes	–	–	–	3,197	–	–	–
Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	–	4	–	3	1	–	1
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted earnings per share	$83,314	$71,521	$18,203	$35,498	$32,769	$19,224	$19,319

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	36,858,606	31,619,163	39,094,018	38,929,971	32,478,671	31,757,072	31,694,711
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	8,207	126,671	11,932	1,167	19,436	53,276	112,744
Assumed conversion of 8% unsecured convertible notes	–	–	–	4,140,787	–	–	–
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted earnings per share	36,866,813	31,745,834	39,105,950	43,071,925	32,498,107	31,810,348	31,807,455

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$2.26	$2.26	$0.47	$0.83	$1.01	$0.61	$0.61
Diluted	$2.26	$2.25	$0.47	$0.82	$1.01	$0.60	$0.61

(1)    Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

See “Definitions and Other Information” section of this report starting on page 32.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share data)

(Unaudited)

Funds from Operations (“FFO”)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the nine month and three month periods noted below:

	Nine Months Ended		Three Months Ended
	9/30/09	9/30/08 (1)	9/30/09	6/30/09	3/31/09	12/31/08 (1)	9/30/08 (1)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$83,314	$71,517	$18,203	$32,298	$32,768	$19,224	$19,318
Add: Depreciation and amortization (2)	89,504	80,260	28,336	29,722	31,446	28,483	27,447
Add: Net income attributable to noncontrolling interests	6,123	2,828	886	4,362	875	971	929
Add: Net income attributable to unvested restricted stock awards	1,038	1,048	199	367	517	284	265
Subtract: Gain on sales of property	(2,234)	(20,395)	–	–	(2,234)	(6)	–
Subtract: FFO attributable to noncontrolling interests	(2,837)	(3,039)	(918)	(842)	(1,077)	(1,069)	(1,054)
Subtract: FFO attributable to unvested restricted stock awards	(2,153)	(1,909)	(505)	(740)	(966)	(698)	(634)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	172,755	130,310	46,201	65,167	61,329	47,189	46,271
Add: Assumed conversion of 8% unsecured convertible notes	7,581	–	4,384	3,197	–	–	–
Add: Effect of dilutive securities and assumed conversion attributable to unvested restricted stock awards	91	7	24	37	–	1	2
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – numerator for diluted FFO per share	$180,427	$130,317	$50,609	$68,401	$61,329	$47,190	$46,273

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	36,858,606	31,619,163	39,094,018	38,929,971	32,478,671	31,757,072	31,694,711
Effect of dilutive securities and assumed conversion:
Dilutive effect of stock options	8,207	126,671	11,932	1,167	19,436	53,276	112,744
Assumed conversion of 8% unsecured convertible notes	3,333,864	–	5,797,101	4,140,787	–	–	–
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted FFO per share	40,200,677	31,745,834	44,903,051	43,071,925	32,498,107	31,810,348	31,807,455

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$4.69	$4.12	$1.18	$1.67	$1.89	$1.49	$1.46
Diluted	$4.49	$4.11	$1.13	$1.59	$1.89	$1.48	$1.45

(1)    Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

(2)    Includes depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).

See “Definitions and Other Information” section of this report starting on page 32.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Adjusted Funds from Operations
(Dollars in thousands)
(Unaudited)

Adjusted Funds from Operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	For the Three Months Ended
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$46,201	$65,167	$61,329	$47,189	$46,271
Add/(deduct):
Capital expenditures	(565)	(270)	(492)	(202)	(197)
Second generation tenant improvements and leasing costs	(819)	(894)	(691)	(1,931)	(762)
Amortization of loan fees	2,061	2,023	1,793	1,710	1,683
Amortization of debt premiums/discounts	2,923	2,605	2,262	2,106	1,989
Amortization of acquired above and below market leases	(1,510)	(1,736)	(4,745)	(4,066)	(1,814)
Deferred rent	(3,106)	(2,700)	(1,509)	(2,547)	(3,274)
Stock compensation	4,141	3,694	3,022	3,563	3,523
Capitalized income from development projects	1,545	1,631	1,662	1,659	1,725
Deferred rent on ground leases	1,544	1,458	1,104	1,083	1,281
Impairment charges	–	–	–	11,266	–
Gain on early extinguishment of debt	–	(11,254)	–	–	–
Allocation to unvested restricted stock awards	(67)	61	(37)	(184)	(56)
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$52,348	$59,785	$63,698	$59,646	$50,369

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders assuming effect of dilutive securities and assumed conversion – denominator for diluted earnings per share	39,105,950	43,071,925	32,498,107	31,810,348	31,807,455
Less: Assumed conversion of 8% unsecured convertible notes	–	4,140,787	–	–	–
	39,105,950	38,931,138	32,498,107	31,810,348	31,807,455

See “Definitions and Other Information” section of this report starting on page 32.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2009
(Dollars in thousands)
(Unaudited)

Debt Maturities / Rates

	Secured Debt						Unsecured Debt
		Noncontrolling			Weighted
		Interests’			Average				Unsecured
Year	Our Share	Share	Total		Interest Rate		Credit Facility		Convertible Notes
2009	$2,723	$65	$2,788		5.62%	(1)	$–		$–
2010	34,917	269	35,186		5.71	(2)	–		–
2011	133,931	284	134,215		5.83	(2)	498,000	(3)	–
2012	39,889	300	40,189		6.35	(2)	750,000	(3)	366,120
2013	72,533	17,617	90,150		6.57	(2)	–		–
Thereafter	513,803	20,846	534,649		6.75	(2)	–		214,799
Total	$797,796	$39,381	$837,177	(4)			$1,248,000		$580,919	(5)

Secured and Unsecured Debt Analysis

	Balance		Percentage of Balance	Weighted Average Interest Rate (6)	Weighted Average Maturity
Secured Debt	$837,177	(4)	31.4%	5.62%	6.4 Years
Unsecured Line of Credit	498,000		18.7	1.90	2.1 Years	(7)
Unsecured Term Loan	750,000		28.1	5.57	3.1 Years	(7)
Unsecured Convertible Notes	366,120	(5)	13.7	3.70	2.3 Years
Unsecured Convertible Notes	214,799	(5)	8.1	8.00	4.5 Years
Total Debt	$2,666,096		100.0%	4.85%	3.9 Years

(1)	The weighted average interest rate is calculated based on outstanding debt as of September 30, 2009.
(2)	The weighted average interest rate is calculated based on outstanding debt as of December 31st of the year immediately preceding the year presented.
(3)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit from October 2010 to October 2011 and our unsecured term loan from October 2011 to October 2012.  Our multi-year capital plan assumes that we will successfully amend and renegotiate our $1.9 billion unsecured credit facility to a significant availability level that will take into account our business needs, including a portion of the total commitment allocated to an unsecured line of credit and an unsecured term loan.  The lead lenders under our $1.9 billion unsecured credit facility expect that we will be able to amend and renegotiate our total credit to include approximately 66%-75% of the current $1.9 billion capacity.  See our Annual Report on Form 10-K for the year ended December 31, 2008 for additional disclosures on our unsecured line of credit and unsecured term loan.  As of September 30, 2009, cash and cash equivalents were approximately $68.3 million. Additionally, as of September 30, 2009 restricted cash to fund certain construction costs was approximately $33.7 million.

(4)	Includes unamortized discount of approximately $2.1 million as of September 30, 2009.
(5)	Includes unamortized discount of approximately $43.8 million as of September 30, 2009.
(6)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and our interest rate swap agreements on our secured debt, unsecured line of credit and unsecured term loan and the contractual rates of 3.7% and 8% on our unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Swap Agreements” section of this report.

(7)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit and unsecured term loan to October 2011 and October 2012, respectively.  The interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR.  The interest rate resets periodically and will vary in future periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Secured Debt Principal Maturities By Maturity Date Through 2013
September 30, 2009

(Unaudited, in thousands)

Secured Debt Principal Maturities	Maturity Date	Type	Stated Rate	Effective Rate (1)	Balance at September 30, 2009 (2)

2009 Total	None	N/A	N/A	N/A	$–

Eastern Massachusetts #1	3/11/2010	Bank	2.40%	2.40%	$7,205	(3)
Washington – Seattle #1	7/1/2010	CMBS	7.40	5.21	3,539
California – San Diego #1	10/1/2010	CMBS	8.23	5.71	13,813
2010 Total					$24,557

California – San Francisco Bay #1	1/3/2011	Bank	1.55%	1.55%	$30,343	(3)
Eastern Massachusetts #2	2/1/2011	Bank	7.52	5.82	5,281
California – San Diego #2	8/2/2011	Not-for-Profit	7.50	7.50	9,122
Eastern Massachusetts #3	10/1/2011	Bank	8.10	5.69	2,376
Suburban Washington, D.C. #1	11/1/2011	CMBS	7.25	5.82	3,095
Suburban Washington, D.C. #2	12/22/2011	Bank	3.57	3.57	76,000	(4)
2011 Total					$126,217

Washington – Seattle #2	1/1/2012	Bank	1.41%	6.15%	$28,500	(3)(5)
Eastern Massachusetts #4	3/1/2012	Insurance Co.	7.14	5.83	1,587
2012 Total					$30,087

California – San Diego #3	3/1/2013	Insurance Co.	6.21%	6.21%	$8,866
Eastern Massachusetts #5	4/6/2013	Bank	4.26	4.26	38,444	(3)(6)
Suburban Washington, D.C. #3	9/1/2013	CMBS	6.36	6.36	27,724
California – San Francisco Bay #2	11/16/2013	Other	6.14	6.14	7,527
2013 Total					$82,561

(1)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and interest rate swap agreements as of September 30, 2009. The effective rate excludes bank fees and amortization of loan fees.

(2)	Represents the September 30, 2009 balances for secured debt maturing in each respective year.
(3)	Variable rate loan based on LIBOR plus an applicable spread.
(4)	We have ongoing discussions with lenders to extend or refinance the debt secured by this property.
(5)	Assumes we exercise our sole right to extend the maturity date of this secured debt from January 1, 2011 to January 1, 2012.
(6)	Assumes we exercise our sole right to extend the maturity date of this secured debt from January 2, 2012 to April 6, 2013.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Total Market Capitalization and Fixed/Floating Rate Debt Analysis
(Dollars in thousands, except per share data)
(Unaudited)

Total Market Capitalization

	As of
	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008
Number of shares of common stock outstanding	43,715,900	39,040,518	38,974,166	31,899,037	31,839,622
Closing price of common stock	$54.35	$35.79	$36.40	$60.34	$112.50

Total debt	$2,666,096	$2,826,584	$2,830,262	$2,938,108	$2,773,548
Less: debt attributable to noncontrolling interests	(39,381)	(39,445)	(45,484)	(44,984)	(42,384)
Less: cash, cash equivalents and escrowed cash related to construction projects	(101,931)	(99,155)	(160,090)	(120,660)	(60,300)
Our share of total debt	2,524,784	2,687,984	2,624,688	2,772,464	2,670,864
Preferred stock	375,593	356,562	351,117	353,658	368,489
Common stock market capitalization	2,375,959	1,397,260	1,418,660	1,924,788	3,581,957
Total market capitalization	$5,276,336	$4,441,806	$4,394,465	$5,050,910	$6,621,310

Debt to Adjusted EBITDA – trailing 12 months	7.3	7.7	7.8	8.6	8.7
Debt to gross assets (excluding cash)	44.3%	48.1%	48.2%	51.8%	51.4%
Unencumbered net operating income as a percentage of total net operating income	60.2%	60.8%	63.5%	61.9%	58.2%

Fixed/Floating Rate Debt Analysis

	September 30, 2009 Balance	Percentage of Balance	Weighted Average Interest Rate (a)	Weighted Average Maturity
Fixed Rate Debt	$1,312,344	49.2%	5.61%	5.3 Years
Floating Rate Debt – Hedged	916,944	34.4	5.39	3.0 Years	(b)
Floating Rate Debt – Unhedged	436,808	16.4	1.44	2.0 Years	(b)
Total Debt	$2,666,096	100.0%	4.85%	3.9 Years	(b)

(a)

Represents the weighted average contractual interest rate plus the impact of debt premiums/discounts and our interest rate swap agreements on our secured debt, unsecured line of credit and unsecured term loan and the contractual rates of 3.7% and 8% on our unsecured convertible notes. The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Swap Agreements” section of this report.

(b)

Assumes we exercise our sole right to extend the maturity date of our unsecured line of credit and unsecured term loan to October 2011 and October 2012, respectively. The interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR. The interest rate resets periodically and will vary in future periods.

See “Definitions and Other Information” section of this report starting on page 32.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Swap Agreements

September 30, 2009

(Dollars in thousands)

(Unaudited)

Transaction Dates	Effective Dates	Termination Dates	Interest Pay Rates	Notional Amounts	Effective at September 30, 2009

December 2005	December 29, 2006	November 30, 2009	4.730%	$50,000	$50,000
December 2005	December 29, 2006	November 30, 2009	4.740	50,000	50,000
December 2006	December 29, 2006	March 31, 2014	4.990	50,000	50,000
December 2006	January 2, 2007	January 3, 2011	5.003	28,500	28,500
October 2007	October 31, 2007	September 30, 2012	4.546	50,000	50,000
October 2007	October 31, 2007	September 30, 2013	4.642	50,000	50,000
December 2005	January 2, 2008	December 31, 2010	4.768	50,000	50,000
June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000
June 2006	June 30, 2008	June 30, 2010	5.325	50,000	50,000
October 2007	July 1, 2008	March 31, 2013	4.622	25,000	25,000
October 2007	July 1, 2008	March 31, 2013	4.625	25,000	25,000
October 2008	October 10, 2008	December 31, 2009	2.750	75,000	75,000
October 2008	October 16, 2008	January 31, 2010	2.755	100,000	100,000
June 2006	October 31, 2008	December 31, 2010	5.340	50,000	50,000
June 2006	October 31, 2008	December 31, 2010	5.347	50,000	50,000
May 2005	November 28, 2008	November 30, 2009	4.615	25,000	25,000
October 2008	September 30, 2009	January 31, 2011	3.119	100,000	100,000
December 2006	November 30, 2009	March 31, 2014	5.015	75,000	–
December 2006	November 30, 2009	March 31, 2014	5.023	75,000	–
December 2006	December 31, 2010	October 31, 2012	5.015	100,000	–
Total					$878,500

Interest pay rates represent the interest rates we will pay for one month LIBOR under the applicable interest rate swap agreement. These rates do not include any spread in addition to one month LIBOR that is due monthly as interest expense.

In May 2009, we entered into an interest rate cap agreement with a notional amount approximating $38.4 million effective May 15, 2009 and terminating on January 3, 2012.  The agreement sets a ceiling on one month LIBOR at 2.50% related to one secured note.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

(Dollars in thousands)

(Unaudited)

	September 30, 2009						June 30, 2009
	Number of	Rentable Square Feet			Annualized	Occupancy	Occupancy
Markets	Properties	Operating	Redevelopment	Total	Base Rent (1)	Percentage (1) (2)	Percentage (3)
California – San Diego	32	1,538,931	123,728	1,662,659	$42,053	90.2%	90.9%
California – San Francisco Bay	18	1,526,963	53,980	1,580,943	53,584	96.2	96.5
Eastern Massachusetts	36	3,047,897	257,500	3,305,397	112,225	94.7	95.7
New Jersey/Suburban Philadelphia	8	459,904	–	459,904	8,563	88.0	88.0
Southeast	13	716,174	40,390	756,564	15,831	92.6	94.9
Suburban Washington, D.C.	30	2,281,959	165,644	2,447,603	47,690	94.6	92.2
Washington – Seattle	12	975,121	–	975,121	30,044	99.1	99.2
International – Canada	4	342,394	–	342,394	7,936	100.0	100.0
Total Properties (Continuing Operations)	153	10,889,343	641,242	11,530,585	$317,926	94.4%	94.5%

(1)

Excludes spaces at properties totaling approximately 641,242 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment, including the conversion of single tenancy space to multi-tenancy spaces or multi-tenancy spaces to single tenancy space, and four properties with approximately 269,196 rentable square feet that are classified as “held for sale.”

(2)

Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of September 30, 2009 was 89.1%. See also the “Value Add Activities” section of this report for additional information on our redevelopment program.

(3)

Excludes spaces at properties totaling approximately 616,175 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment, including the conversion of single tenancy space to multi-tenancy spaces or multi-tenancy spaces to single tenancy space, and one property with approximately 92,711 rentable square feet that was classified as “held for sale.” Including spaces undergoing a permanent change in use to office/laboratory space through redevelopment, occupancy as of June 30, 2009 was 89.4%. See also the “Value Add Activities” section of this report for additional information on our redevelopment program.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

	GAAP Basis			Cash Basis
	Quarter Ended			Quarter Ended
	9/30/2009	9/30/2008	% Change	9/30/2009	9/30/2008	% Change
Revenue	$97,531	$96,457	1.1%	$96,442	$93,069	3.6%
Operating expenses	25,616	25,138	1.9	25,616	25,138	1.9
Revenue less operating expenses	$71,915	$71,319	0.8%	$70,826	$67,931	4.3%

	GAAP Basis			Cash Basis
	Nine Months Ended			Nine Months Ended
	9/30/2009	9/30/2008	% Change	9/30/2009	9/30/2008	% Change
Revenue	$285,168	$275,583	3.5%	$282,000	$266,136	6.0%
Operating expenses	74,673	72,578	2.9	74,673	72,578	2.9
Revenue less operating expenses	$210,495	$203,005	3.7%	$207,327	$193,558	7.1%

Quarterly Percentage Change in GAAP Same Property Revenues Less Operating Expenses

See “Definitions and Other Information” section of this report starting on page 32.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Quarter Ended September 30, 2009

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	37	427,800	$27.32	–	–	–	–
GAAP Basis	37	427,800	$27.88	–	–	–	–

Renewed/Released Space Leased
Cash Basis	15	206,448	$23.33	$23.70	1.6%	$4.95	3.7 years
GAAP Basis	15	206,448	$22.66	$23.93	5.6%	$4.95	3.7 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	14	243,067	–	$43.95	–	$6.06	9.2 years
GAAP Basis	14	243,067	–	$46.89	–	$6.06	9.2 years

Month-to-Month Leases in Effect
Cash Basis	7	19,827	$21.55	$21.50	–	–	–
GAAP Basis	7	19,827	$20.24	$21.50	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	29	449,515	–	$34.65	–	$5.55	6.7 years
GAAP Basis	29	449,515	–	$36.34	–	$5.55	6.7 years

Including Month-to-Month Leases
Cash Basis	36	469,342	–	$34.09	–	–	–
GAAP Basis	36	469,342	–	$35.72	–	–	–

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

For the Nine Months Ended September 30, 2009

						TI’s/Lease
		Rentable			Rental	Commissions	Average
	Number	Square	Expiring	New	Rate	Per	Lease
	of Leases	Footage	Rates	Rates	Changes	Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	109	1,365,044	$32.20	–	–	–	–
GAAP Basis	109	1,365,044	$32.92	–	–	–	–

Renewed/Released Space Leased
Cash Basis	73	788,002	$29.53	$30.37	2.8%	$3.05	3.0 years
GAAP Basis	73	788,002	$28.46	$29.86	4.9%	$3.05	3.0 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	35	561,096	–	$34.81	–	$7.99	6.8 years
GAAP Basis	35	561,096	–	$37.88	–	$7.99	6.8 years

Month-to-Month Leases in Effect
Cash Basis	7	19,827	$21.55	$21.50	–	–	–
GAAP Basis	7	19,827	$20.24	$21.50	–	–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	108	1,349,098	–	$32.22	–	$5.11	4.6 years
GAAP Basis	108	1,349,098	–	$33.20	–	$5.11	4.6 years

Including Month-to-Month Leases
Cash Basis	115	1,368,925	–	$32.06	–	–	–
GAAP Basis	115	1,368,925	–	$33.03	–	–	–

In December 2008, the Company entered into a modification of a lease in South San Francisco resulting in the recognition of additional rental income approximating $11.3 million and $18.5 million in the fourth quarter of 2008 and the first quarter of 2009, respectively.  The Company completed the lease modification in December 2008 in order to lease the space to a high quality life science company.  The leasing activity above excludes the impact of activity at this property due to the significance of the additional rental income recognized pursuant to the lease modification.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

	September 30, 2009				Years Ended

	Quarter		Year-to-Date		2008		2007		2006		2005
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash

Lease Expirations
Rentable Square Footage	427,800	427,800	1,365,044	1,365,004	1,664,944	1,664,944	1,626,033	1,626,033	1,224,143	1,224,143	1,258,034	1,258,034
Expiring Rates	$27.88	$27.32	$32.92	$32.20	$25.52	$26.88	$26.97	$25.98	$22.42	$24.62	$24.40	$22.95

Renewed/Released Space
Leased Rentable Square Footage	206,448	206,448	788,002	788,002	1,254,285	1,254,285	895,894	895,894	704,826	704,826	796,945	796,945
New Rates	$23.93	$23.70	$29.86	$30.37	$29.34	$28.60	$31.48	$31.41	$23.67	$23.64	$23.42	$23.63
Expiring Rates	$22.66	$23.33	$28.46	$29.53	$25.51	$27.08	$28.66	$29.38	$20.74	$21.94	$22.66	$22.66
Rental Rate Changes	5.6%	1.6%	4.9%	2.8%	15.0%	5.6%	9.8%	6.9%	14.1%	7.7%	3.4%	4.3%

Developed/Redeveloped/Vacant Space Leased
Rentable Square Footage	243,067	243,067	561,096	561,096	906,859	906,859	686,856	686,856	883,503	883,503	721,961	721,961
New Rates	$46.89	$43.95	$37.88	$34.81	$37.64	$35.04	$33.68	$31.59	$32.89	$31.02	$25.65	$24.42

Totals
Rentable Square Footage	449,515	449,515	1,349,098	1,349,098	2,161,144	2,161,144	1,582,750	1,582,750	1,588,329	1,588,329	1,518,906	1,518,906
New Rates	$36.34	$34.65	$33.20	$32.22	$32.82	$31.30	$32.44	$31.49	$28.80	$27.74	$24.48	$24.01
TI’s/Lease Commissions per Square Foot	$5.55	$5.55	$5.11	$5.11	$7.23	$7.23	$6.95	$6.95	$5.13	$5.13	$6.52	$6.52
Average Lease Terms	6.7 years	6.7 years	4.6 years	4.6 years	5.5 years	5.5 years	5.1 years	5.1 years	6.3 years	6.3 years	6.2 years	6.2 years

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

September 30, 2009

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Footage of Expiring Leases	Percentage of Aggregate Leased Square Feet	Annualized Base Rent of Expiring Leases (per rentable square foot)

2009	16 (1)	246,420 (1)	2.4%	$27.09
2010	76	974,125	9.5	25.93
2011	76	1,759,082	17.1	28.27
2012	67	1,385,630	13.5	33.34
2013	47	974,635	9.5	30.08
2014	43	998,180	9.7	28.39
2015	25	590,534	5.7	27.36
2016	17	987,095	9.6	30.76
2017	12	606,057	5.9	37.26
2018	11	737,172	7.2	44.60

	2009			2010
Markets	Rentable Square Footage of Expiring Leases		Annualized Base Rent of Expiring Leases (per rentable square foot)	Rentable Square Footage of Expiring Leases	Annualized Base Rent of Expiring Leases (per rentable square foot)

California – San Diego	91,699		$27.94	216,893	$25.55
California – San Francisco Bay	24,009		33.53	238,040	30.02
Eastern Massachusetts	47,753		28.94	169,875	30.12
New Jersey/Suburban Philadelphia	–		–	63,460	14.75
Southeast	20,332		29.89	107,359	22.82
Suburban Washington, D.C.	62,627		21.06	40,353	15.08
Washington – Seattle	–		–	138,145	24.85
International – Canada	–		–	–	–

Total	246,420	(1)	$27.09	974,125	$25.93

(1)        Excludes seven month-to-month leases for approximately 20,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

20 Largest Client Tenants

September 30, 2009

(Unaudited)

	Tenant	Number of Leases	Remaining Lease Term in Years (1)	Remaining Lease Term in Years (2)	Approximate Aggregate Rentable Square Feet	Percentage of Aggregate Leased Square Feet	Annualized Base Rent (3) (in thousands)	Percentage of Aggregate Annualized Base Rent
1	Novartis AG	4	6.4	6.8	400,255	3.9%	$24,073	7.6%
2	Roche Holding Ltd	5	8.0	8.3	387,813	3.8	14,834	4.7
3	GlaxoSmithKline plc	6	5.7	6.6	350,278	3.4	14,154	4.5
4	ZymoGenetics, Inc. (4)	2	9.6	9.6	203,369	2.0	8,747	2.7
5	United States Government	6	3.9	3.9	308,205	3.0	8,359	2.6
6	Massachusetts Institute of Technology	3	2.5	2.8	178,952	1.7	7,899	2.5
7	Theravance, Inc. (5)	2	2.5	2.5	170,244	1.7	6,136	1.9
8	Pfizer Inc.	2	10.2	10.2	120,140	1.2	5,648	1.8
9	Amylin Pharmaceuticals, Inc.	3	6.7	6.9	158,983	1.5	5,467	1.7
10	Dyax Corp.	1	2.4	2.4	91,495	0.9	5,407	1.7
11	The Scripps Research Institute	2	7.2	7.1	96,500	0.9	5,193	1.6
12	Forrester Research, Inc.	1	2.0	2.0	145,551	1.4	4,987	1.6
13	Alnylam Pharmaceuticals, Inc.	1	7.0	7.0	95,410	0.9	4,466	1.4
14	Quest Diagnostics Incorporated	1	7.3	7.3	248,186	2.4	4,341	1.4
15	Infinity Pharmaceuticals, Inc.	2	3.3	3.3	67,167	0.7	4,302	1.4
16	Johnson & Johnson	2	4.0	3.4	170,451	1.7	3,917	1.2
17	Fred Hutchinson Cancer Research Center	2	4.8	4.9	123,322	1.2	3,853	1.2
18	Merck & Co., Inc.	2	3.6	4.3	102,196	1.0	3,847	1.2
19	Qiagen N.V.	2	6.5	6.5	158,879	1.5	3,845	1.2
20	Monsanto Company	3	8.4	10.8	120,050	1.2	3,757	1.2
	Total/Weighted Average:	52	5.8	6.1	3,697,446	36.0%	$143,232	45.1%

(1)   Represents remaining lease term in years based on percentage of leased square feet.

(2)   Represents remaining lease term in years based on percentage of annualized base rent.

(3)   Annualized base rent means the annualized fixed base rental amount in effect as of September 30, 2009 (using rental revenue computed on a straight- line basis in accordance with GAAP).

(4)   As of September 30, 2009, Novo A/S owned approximately 31.5% of ZymoGenetics, Inc.

(5)   As of July 31, 2009, GlaxoSmithKline plc owned 15% of the outstanding stock of Theravance, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Client Tenant Mix

September 30, 2009

(Unaudited)

	Multinational Pharmaceutical	Institutional: Independent Not-for-Profit/ Universities/Translational Research Entities/Government
Client tenant mix by annualized base rent

• Abbot Laboratories

• Astellas Pharma US, Inc.

• AstraZeneca plc

• Baxter International, Inc.

• Eisai Co., Ltd.

• GlaxoSmithKline plc

• Johnson & Johnson

• Merck & Co., Inc.

• Novartis AG

• Pfizer Inc.

• Roche Holding Ltd

• Sanofi-Aventis

• Bill & Melinda Gates Foundation

• The Burham Institute for Medical Research

• Duke University

• Environmental Protection Agency

• Fred Hutchinson Cancer Research Center

• Massachusetts Institute of Technology

• The National Institutes of Health

• The Scripps Research Institute

• University of California, San Francisco

• University of Massachusetts

• UMass Memorial Medical Center

• University of Washington

	Biotechnology: Public & Private	Medical Device, Life Science Product, Service and Biofuels

• Alnylam Pharmaceuticals, Inc.

• Ambrx, Inc.

• Amgen, Inc.

• Anaphore, Inc.

• Amylin Pharmaceuticals, Inc.

• Avila Therapeutics, Inc.

• Biogen Idec Inc.

• BrainCells Inc.

• Celegene Corporation

• Gilead Sciences, Inc.

• Ikaria Holdings, Inc.

• Intellikine, Inc.

• Intercell AG

• MacroGenics, Inc.

• Theravance, Inc.

• Proteostasis Therapeutics, Inc.

• ZymoGenetics, Inc.

• Bio-Rad Laboratories, Inc.

• Becton, Dickson and Company

• Canon U.S. Life Sciences, Inc.

• Laboratory Corporation Of America Holdings

• Life Technologies Corporation

• Monsanto Company

• Pharmaceutical Product Development, Inc.

• Qiagen N.V.

• Quest Diagnostics Incorporated

• Syngenta AG

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

For the Quarter Ended September 30, 2009

(Dollars in thousands)

	Acquisition	Month of	Rentable
Markets	Amount	Acquisition	Square Feet

Additions to Operating Properties:	N/A	N/A	N/A

	Acquisition	Month of	Developable
Markets	Amount	Acquisition	Square Feet

Additions to Land:	N/A	N/A	N/A

	Disposition	Month of	Rentable
Markets	Amount	Disposition	Square Feet

Dispositions:	N/A	N/A	N/A

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
September 30, 2009

(Dollars in thousands, except per square footage data)

	Book Value		Square Footage

Land	$470,156
Buildings and building improvements	3,216,373
Other improvements	181,196
Gross book value of real estate – operating properties	3,867,725		11,158,539
Less: Accumulated depreciation	(500,765)
Rental properties, net	3,366,960
Land held for future development (1)	254,549		4,825,000
Construction in progress:
Redevelopment	133,437		641,242
Development	370,164		980,000
Preconstruction	598,538		5,260,000
New markets and other projects	247,517	(2)(3)	1,057,000	(2)
Construction in progress	1,349,656		7,938,242
Real estate, net	4,971,165		23,921,781
Add: Accumulated depreciation	500,765
Gross book value of real estate	$5,471,930		23,921,781

(1)

Excludes a parcel with approximately 442,000 rentable square feet in New York City that we have an option to develop and a 924,000 developable square feet parcel in Edinburgh, Scotland that we have a long-term right to purchase.

(2)	Includes approximately 547,000 rentable square feet related to two ground-up development projects in China and approximately 410,000 rentable square feet related to our project in New York City.
(3)	Dollar amount also includes one parking structure in the San Francisco, Mission Bay market.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value Add Activities
September 30, 2009

Construction in progress includes the following value add activities as of September 30, 2009 (dollars in thousands, except for per square footage data):

Value Add Activities	Amount	Square Feet	Cost per Square Foot

Redevelopment projects	$133,437	641,242	$208

Development projects	370,164	980,000	378

Preconstruction projects	598,538	5,260,000	114

New markets and other projects	247,517	1,057,000	234

Total	$1,349,656	7,938,242	$170

A key component of our business is our value add redevelopment and development programs.  These programs are focused on providing high quality generic office/laboratory space to meet the real estate requirements of various life science industry tenants. Redevelopment projects consist of the permanent change in use of office, warehouse and shell space into generic office/laboratory space, including the conversion of single tenancy space to multi-tenancy spaces or multi-tenancy spaces to single tenancy space. Development projects consist of the ground-up development of generic office/laboratory facilities. We also have certain significant value add projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value for future ground-up development (which are projected to yield substantial revenues) and are required for the ultimate vertical construction of buildings. We are required to capitalize construction and preconstruction costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use.  Capitalized interest assuming conversion of our 8% unsecured convertible notes for the three months ended September 30, 2009 was approximately $17.9 million. The interest rate required for the purpose of calculating capitalization of interest was approximately 5.16% for the three months ended September 30, 2009 assuming conversion of our 8% unsecured convertible notes.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value Add Activities
September 30, 2009

(continued)

The following table summarizes total rentable square footage undergoing redevelopment as of September 30, 2009:

Markets/Submarkets	Placed in Redevelopment	Estimated In-Service Dates	Estimated Investment Per Square Foot	Rentable Square Footage Undergoing Redevelopment/ Total Property	Redevelopment/Leasing Status

California – San Diego/Torrey Pines	2007	2010	$120-130	84,504 / 84,504	Construction/Marketing; Negotiating

California – San Diego/Torrey Pines	2007	2009	$80-100	39,224 / 76,084	Construction/Marketing; Negotiating

California – San Francisco Bay	2009	2010	$50-70	53,980 / 53,980	Construction/Leased

Eastern Massachusetts/Cambridge	2006	2009	$120-175	24,177 / 177,101	Construction/Marketing

Eastern Massachusetts/Cambridge	2007	2010	$150-200	90,278 / 369,831	Design; Construction/Marketing; Negotiating

Eastern Massachusetts/Suburban	2007	2010	$80-100	113,045 / 113,045	Construction/Marketing

Eastern Massachusetts/Suburban	2008	2010	$120-140	30,000 / 30,000	Design; Construction/Marketing; Negotiating

Southeast/Florida	2006	2009	$80-100	40,390 / 44,855	Construction/Marketing; Negotiating

Suburban Washington, D.C./Shady Grove	2009	2010	$80-90	58,632 / 58,632	Design; Construction/Leased

Suburban Washington, D.C./Shady Grove	2007	2009	$70-80	50,633 / 123,501	Construction/Negotiating for All Space

Suburban Washington, D.C./Shady Grove	2009	2011	$80-100	56,379 / 56,379	Design/Negotiating for Full Bldg User

				641,242 / 1,187,912

As of September 30, 2009, our estimated cost to complete was approximately $90 per rentable square foot for the 641,242 rentable square feet undergoing a permanent change in use to office/laboratory space through redevelopment.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations and the amount of costs funded by each tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value Add Activities
September 30, 2009

(continued)

The following table summarizes our properties undergoing ground-up development as of September 30, 2009 (dollars in thousands):

Markets/Submarkets	Building Description	Estimated In-Service Dates	Leased/ Committed	Estimated Investment per Square Foot	Rentable Square Feet	Leasing Status

California – San Francisco Bay/ Mission Bay	Multi-tenant Bldg. with 3% Retail	2010	97%	$350	158,000	158,000 Rentable Square Feet Leased or Committed to UCSF and a Large Cap Life Science Company

California – San Francisco Bay/ Mission Bay	Single or Multi-tenant Bldg. with 4% Retail	2011	77%	$350	105,000	Negotiating Lease for Significant Amount of Space with a Large Cap Life Science Company

California – San Francisco Bay/ So. San Francisco	Two Bldgs., Single or Multi-tenant	2010	0%	$350	162,000	Marketing/Moving Former 16% Tenant to Another Property

California – San Francisco Bay/ So. San Francisco	Single Tenant Bldg.	2009	55%	$350	130,000	72,000 Rentable Square Feet Leased to Exelixis Inc. with Option for Remaining Space Through 2009

New York – New York City – East Tower	Multi-tenant Bldg. with 6% Retail	2010/2011	51%	$500	310,000

100,000 Rentable Square Feet Leased to Eli Lilly and Company;  Leasing 57,000 Rentable Square Feet for Food, Conference and Core Services; Current Office/Laboratory Negotiations in Excess of 300,000 Rentable Square Feet

Washington – Seattle	Single Tenant Bldg. with 5% Retail	2010 (1)	92%	$390	115,000	106,000 Rentable Square Feet Leased to Gilead Sciences, Inc.

Total Properties Undergoing Ground-Up Development			58%		980,000

(1)      We anticipate delivery of this space to Gilead Sciences, Inc. in the first quarter of 2010.

Our original estimated investment per square foot includes hard and soft shell construction and certain office/laboratory improvements and excludes book basis related to land and land improvements and certain amenities which benefit the specific property under development and other adjacent properties.  Our final costs for these projects will ultimately depend on many factors, including construction and infrastructure requirements for each tenant, final lease negotiations and the amount of costs funded by each tenant.

As of September 30, 2009, our estimated cost to complete the approximately 980,000 rentable square feet undergoing ground-up development was approximately $166 per rentable square foot.  This estimate includes costs related to tenant infrastructure costs, including requirements for executed leases with Eli Lilly and Company, Exelixis Inc., Gilead Sciences, Inc. and UCSF.  This estimate also includes certain costs related to incremental investment by the Company with incremental returns which are beyond the original estimated investment anticipated at the beginning of each project.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value Add Activities
September 30, 2009

(continued)

The following table summarizes our current and embedded future development and redevelopment square footage including preconstruction projects.  Preconstruction projects include significant value add projects undergoing important and substantial activities to bring these assets to their intended use.  These critical activities add significant value for future ground-up development (which are projected to yield substantial revenues) and are required for the ultimate vertical construction of buildings.  We are required to capitalize construction and preconstruction costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use.

	Square Footage
	Construction in Progress
Markets	Redevelopment	Development	Preconstruction	New Markets and Other Projects	Land		Future Redevelopment		Total Value Add Square Footage

California – San Diego	123,728	–	298,000	–	145,000		178,000		744,728

California – San Francisco Bay/Mission Bay	–	263,000	2,320,000	–	–		–		2,583,000

California – San Francisco Bay/So. San Francisco	53,980	292,000	144,000	–	1,051,000		25,000		1,565,980

Eastern Massachusetts	257,500	–	2,050,000	–	225,000		540,000		3,072,500

Suburban Washington, D.C.	165,644	–	–	–	787,000		457,000		1,409,644

Washington – Seattle	–	115,000	248,000	–	1,049,000		165,000		1,577,000

International – Canada	–	–	–	–	827,000		–		827,000

Other	40,390	310,000	200,000	1,057,000	741,000		222,000		2,570,390

Total	641,242	980,000	5,260,000	1,057,000	4,825,000	(1)	1,587,000	(2)	14,350,242

(1)

We have the right to develop a parcel with approximately 442,000 rentable square feet in New York City. We also have the right to purchase a 924,000 developable square feet parcel in Edinburgh, Scotland. The square footage related to these parcels is not included in the embedded future development square footage shown above.

(2)	Square footage related to future redevelopment is included in our operating asset base and represents non-laboratory uses (office, industrial or warehouse).

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value Add Activities
September 30, 2009

(continued)

Our significant value add projects include preconstruction activities at certain land parcels including: a) approximately 2.5 million developable square feet in San Francisco, including approximately 2.3 million developable square feet at Mission Bay, b) approximately 2.1 million developable square feet in Eastern Massachusetts, including approximately 1.7 million developable square feet located along Binney Street in Kendall Square and c) approximately 1.3 million developable square feet located in other key life science cluster markets.

San Francisco Bay – Mission Bay and South San Francisco Value Add Preconstruction Activities

The value add preconstruction activities in Mission Bay and South San Francisco will create high quality space in state-of-the-art environmentally sustainable facilities for our clients generating net operating income for the Company.  The entitlement process includes a multitude of activities necessary for the vertical construction of these high quality facilities including, among other items, regulatory approval, mapping, conceptual design, schematic design, design development, permitting, construction drawings and estimating. Our value add projects in Mission Bay and South San Francisco, that have been completed or are now under construction, have attracted Merck & Co., Inc., Celgene Corporation, Pfizer Inc., Roche Holdings Ltd and University of California, San Francisco.

The ability to provide significant additional space in high quality state-of-the-art environmentally sustainable facilities at Mission Bay is a unique opportunity to enhance our current high quality client tenant roster.  In addition to the opportunities located at Mission Bay, our asset base contains a broad pipeline of opportunities located in South San Francisco.  This includes, among others, a high quality facility with entitlements completed or in process totaling over 275,000 square feet and a four building campus totaling an additional 405,000 square feet located nearby existing well established and emerging life science companies in South San Francisco.

The Alexandria Center for Science and Technology at Mission Bay (“The Alexandria Center”) when completed will consist of 13 high quality facilities totaling approximately 2.7 million rentable square feet.  The Alexandria Center is organized into four discrete but highly interactive and collaborative campuses: the north campus which includes the 455 Mission Bay Boulevard project leased to Pfizer Inc.; the east campus, featuring the ability to accommodate a corporate headquarters facility of more than one million square feet; the south campus which is directly across the street from the UCSF hospital complex and likely to become an important location for physicians, clinicians and translational researchers; and the west campus which features a wide range of unique life science client tenant spaces.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value Add Activities
September 30, 2009

(continued)

San Francisco Bay – Mission Bay and South San Francisco Value Add Preconstruction Activities (continued)

At the heart of Mission Bay is UCSF, one of the nation’s top generators of life science commercial enterprises and the number two recipient of grants from the National Institutes of Health.  At least 75 California life science companies, including two of the largest, Genentech, Inc. (now a subsidiary of Roche) and Chiron Corporation (now a subsidiary of Novartis AG), have been successfully launched by UCSF faculty or alumni.  UCSF’s expansion of major research functions to its Mission Bay campus serves as a hub for basic scientific inquiry and a meeting place for academics from around the world.  The wide range of UCSF’s sophisticated laboratories include the Center for Advanced Technology, as well as significant efforts in structural and chemical biology, molecular, cell and developmental biology, advanced microscopy, neurology and cardiology.  Finally, the UCSF Mission Bay hospital campus is in the design phase, and will initially offer 280 beds in an integrated facility to serve women, children and cancer patients. The overriding emphasis of this array of diverse life science entities is to translate research discoveries into viable commercial products to solve critical unmet medical needs.

Eastern Massachusetts Value Add Preconstruction Activities

The largest ongoing value add project in Eastern Massachusetts is located on multiple sites along Binney Street in Kendall Square.  Located in the eastern part of Cambridge close to downtown Boston, the Kendall Square neighborhood abuts the Massachusetts Institute of Technology (“MIT”) campus and is a short subway or bike ride from Harvard University (“Harvard”).  MIT and Harvard are two of the leading universities for life science and technology research, each with a long and successful history of translational collaborations between academic scientists and industry.  Working with local venture capitalists and experienced entrepreneurs, the universities have created leading biotech companies such as Genzyme Corporation and Biogen Idec and well over a hundred smaller life science firms in Cambridge alone.  This fertile science and technology ecosystem has subsequently attracted investment by leading international pharmaceutical companies such as Novartis and GlaxoSmithKline, and has led to the creation of important new independent research organizations in Cambridge, such as the Broad Institute and the Whitehead Institute for Biomedical Research.

In February 2009, the Cambridge City Council approved our petition to significantly increase the zoning density on our Binney Street holdings, enabling the future development of up to 1.7 million rentable square feet of office/laboratory space on multiple adjacent sites.  These sites currently hold income-producing low-rise buildings and surface parking lots, which, we believe, will eventually be replaced by high quality life science facilities in this desirable, land-constrained location.  We will continue to advance our entitlement efforts for this assemblage, including the procurement of a Planned Unit Development Special Permit under the City’s Zoning Ordinance.

Immediately adjacent to the Binney Street sites, we will transition from design into construction for the conversion into office/laboratory space of an approximately 90,000 rentable square foot portion of an existing office building known as Athenaeum Center.  The balance of the approximately 369,000 rentable square foot office building is substantially leased.  Delivery of the office/laboratory conversion space is scheduled to occur over the next one to two years.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value Add Activities
September 30, 2009

(continued)

Eastern Massachusetts Value Add Preconstruction Activities (continued)

Elsewhere in the Eastern Massachusetts region, design activities are ongoing at Longwood Center, our approximately 350,000 rentable square foot life science development located on a 1.0 acre parcel in the heart of Boston’s Longwood Medical Area (“LMA”).   This project, partnered with a local development/investment group, has been entitled under the City of Boston’s site plan review process.  The LMA is a compact and vibrant district which is home to world-renowned medical and academic institutions such as Harvard Medical School, Brigham & Womens’ Hospital, Dana Farber Cancer Institute, Childrens’ Hospital Boston, Beth Israel Deaconess Medical Center, and Joslin Diabetes Center, among several others.   Fully entitled land sites are extremely scarce in the LMA and we believe that Longwood Center is well-positioned to accommodate expected growth within the district.

Among the completed value add projects in this region is the conversion of an approximately 175,000 square foot office building at Technology Square in Cambridge to office/laboratory use.  This space has been substantially leased to Sirtris Pharmaceuticals, a GlaxoSmithKline company, the Novartis Institutes of Biomedical Research and a unit of Pfizer Inc.  Another suburban building conversion resulted in a 59,000 square foot lease to a research division of Johnson & Johnson.

New Markets and Other Projects

A component of our business also includes ground-up development projects in new markets and other projects.  We have two development parcels in China. One development parcel is located in South China for a two-building project aggregating approximately 275,000 rentable square feet. This project is nearing shell completion.  The second development parcel is located in North China for a two-building project aggregating approximately 272,000 rentable square feet.

Additionally, other projects include an above-ground parking structure under construction at Mission Bay in San Francisco and construction related to site work, plaza, park and underground parking at the Alexandria Center for Life Science at East River Science Park – NYCTM, a unique one-of-a-kind highly advanced state-of-the-art urban science park.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Capital Expenditures
Five Year History

		Nine Months
		Ended
	Total/Weighted	September 30,	Year Ended December 31,
	Average	2009	2008	2007	2006	2005	2004
Capital expenditures (1):
Major capital expenditures	$6,403,000	$444,000	$405,000	$1,379,000	$575,000	$972,000	$2,628,000	(2)
Recurring capital expenditures	$5,646,000	$883,000	$955,000	$648,000	$639,000	$1,278,000	$1,243,000
Weighted average square feet in portfolio	59,025,253	11,735,444	11,770,769	11,476,217	9,790,326	8,128,690	6,123,807
Per weighted average square foot in portfolio
Major capital expenditures	$0.11	$0.04	$0.03	$0.12	$0.06	$0.12	$0.43	(2)
Recurring capital expenditures	$0.10	$0.08	$0.08	$0.06	$0.07	$0.16	$0.20
Tenant improvements and leasing costs:
Retenanted space (3)
Tenant improvements and leasing costs	$8,505,000	$1,171,000	$3,481,000	$1,446,000	$1,370,000	$324,000	$713,000
Retenanted square feet	1,407,356	154,269	505,773	224,767	248,846	130,887	142,814
Per square foot leased of retenanted space	$6.04	$7.59	$6.88	$6.43	$5.51	$2.48	$4.99
Renewal space
Tenant improvements and leasing costs	$8,211,000	$1,233,000	$2,364,000	$1,942,000	$957,000	$778,000	$937,000
Renewal square feet	3,734,284	633,733	748,512	671,127	455,980	666,058	558,874
Per square foot leased of renewal space	$2.20	$1.95	$3.16	$2.89	$2.10	$1.17	$1.68

The table above shows total and weighted average per square foot property-related capital expenditures, tenant improvements and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing or related to properties that have undergone redevelopment).

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property. Major capital expenditures consist of roof replacements and HVAC systems that are typically identified and considered at the time a property is acquired.

(2)	Major capital expenditures for 2004 included a one-time HVAC system upgrade at one property totaling $1,551,000 or $0.25 per square foot.
(3)	Excludes space that has undergone redevelopment before retenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information

September 30, 2009

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures in sections of this document and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Footnotes for Financial and Portfolio Highlights

Capitalized Interest

A key component of our business is our value add redevelopment and development programs.  These programs are focused on providing high quality generic office/laboratory space to meet the real estate requirements of various life science industry tenants. Redevelopment projects consist of the permanent change in use of office, warehouse and shell space into generic office/laboratory space, including the conversion of single tenancy space to multi-tenancy spaces or multi-tenancy spaces to single tenancy space. Development projects consist of the ground-up development of generic office/laboratory facilities. We also have certain significant value add projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value for future ground-up development (which are projected to yield substantial revenues) and are required for the ultimate vertical construction of buildings. We are required to capitalize construction and preconstruction costs directly related and essential to the construction of a project while activities are ongoing to prepare an asset for its intended use.  Capitalized interest assuming conversion of our 8% unsecured convertible notes for the three months ended September 30, 2009 was approximately $17.9 million. The interest rate required for the purpose of calculating capitalization of interest was approximately 5.16% for the three months ended September 30, 2009 assuming conversion of our 8% unsecured convertible notes.

Debt to Adjusted EBITDA

Debt to Adjusted EBITDA is the ratio of net debt (secured notes payable, unsecured line of credit, unsecured term loan and unsecured convertible notes less cash, cash equivalents and escrowed cash related to construction projects) to Adjusted EBITDA.  We use the Debt to Adjusted EBITDA as a measure of liquidity.  We believe that Debt to Adjusted EBITDA is relevant and useful to investors because it permits investors to measure our ability to meet our debt obligations.  However, since this ratio is derived from Adjusted EIBTDA, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA.  Further our computation of Debt to Adjusted EBITDA may not be comparable to similar ratios reported by other companies.

Debt to Gross Assets

Debt to gross assets is the ratio of net debt (secured notes payable, unsecured line of credit, unsecured term loan and unsecured convertible notes less cash, cash equivalents and escrowed cash related to construction projects) to gross assets.  Gross assets is equal to total assets plus accumulated depreciation less cash, cash equivalents and escrowed cash related to construction projects.

Dividend Payout Ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  Historical amounts include the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2009

Footnotes for Financial and Portfolio Highlights (continued)

Earnings per Share

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to common stockholders and unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.

We applied the “if-converted” method for our 8% unsecured senior convertible notes that are due in 2029 (“8% Unsecured Convertible Notes”).  In applying the “if-converted” method, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  A separate calculation is performed for FFO per share.  If the assumed conversion pursuant to the “if-converted” method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (if outstanding for the entire period) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  For purposes of calculating diluted earnings per share, the “if-converted method was dilutive to diluted earnings per share only for the three months ended June 30, 2009.

EBITDA and Adjusted EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA to measure both our operating performance and liquidity.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  As a liquidity measure, we believe that EBITDA and Adjusted EBITDA help investors analyze our ability to meet interest payments on outstanding debt and to make preferred dividend payments.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance between periods and as against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2009

Footnotes for Financial and Portfolio Highlights (continued)

EBITDA and Adjusted EBITDA (continued)

The following table reconciles net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended
	9/30/09	6/30/09	3/31/09	12/31/08 (1)	9/30/08 (1)
Net income	$26,378	$44,116	$41,249	$27,568	$27,602
Add: Interest expense (2)	21,225	21,373	20,222	21,521	21,875
Add: Depreciation and amortization (2)	28,336	29,722	31,446	28,483	27,447
EBITDA	75,939	95,211	92,917	77,572	76,924
Add: Net stock compensation expenses	4,141	3,694	3,022	3,563	3,523
Add: Impairment on investments	–	–	–	11,266	–
Subtract: Gain on sales of property	–	–	(2,234)	(6)	–
Subtract: Gain on early extinguishment of debt	–	(11,254)	–	–	–
Adjusted EBITDA	$80,080	$87,651	$93,705	$92,395	$80,447

(1)

Includes the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

(2)	Includes interest expense, depreciation and amortization for assets “held for sale” reflected as discontinued operations (for the periods prior to when such assets were designated as “held for sale”).

Total Market Capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock and our share of total debt (secured notes payable, unsecured line of credit, unsecured term loan and unsecured convertible notes less cash, cash equivalents and escrowed cash related to construction projects).  Historical amounts include the retrospective impact of new accounting provisions adopted on January 1, 2009 impacting accounting for and disclosure of convertible debt, noncontrolling interests and participating securities.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2009

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

Adjusted Funds from Operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (i) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (ii) second generation tenant improvements and leasing costs on retenanted and renewal space (excludes redevelopment expenditures), (iii) capitalized income from development projects, (iv) gain on early extinguishment of debt, (v) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (vi) effects of deferred rent, (vii) non-cash compensation expense related to restricted stock awards and (viii) other non-cash income or charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Definitions and Other Information (continued)

September 30, 2009

Same Property Comparisons

The summary of same property comparisons represents operating data for all properties that were fully operating for the entire periods presented for the quarter periods (the “Third Quarter Same Properties”) and for the nine month periods (the “Nine Months Same Properties”).  Same property occupancy for the quarters ended September 30, 2009 and 2008 was 94.1% and 95.3%, respectively.  Same Property Occupancy for the nine months ended September 30, 2009 and 2008 was 94.6% and 95.1%, respectively. Properties undergoing redevelopment are excluded from same property results.

Revenue less operating expenses computed in accordance with GAAP is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties, as applicable (excluding lease termination fees, if any), less property operating expenses.  Under GAAP, rental revenue is recognized on a straight-line basis over the respective lease terms.  Revenue less operating expenses on a cash basis is total revenue associated with the Third Quarter Same Properties and Nine Months Same Properties (excluding lease termination fees, if any), less property operating expenses, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  Straight-line rent adjustments for the quarters ended September 30, 2009 and 2008 for the Third Quarter Same Properties were $1,089,000 and $3,388,000, respectively.  Straight-line rent adjustments for the nine months ended September 30, 2009 and 2008 for the Nine Months Same Properties were $3,168,000 and $9,447,000, respectively.  We believe that revenue less operating expenses on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Fees received from tenants in connection with termination of their leases, if any, are excluded from revenue in the Summary of Same Property Comparisons. As of September 30, 2009, approximately 88% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes and insurance, common area and other operating expenses, including increases thereto.  In addition, approximately 7% of our leases (on a rentable square footage basis) required the tenants to pay a majority of operating expenses.

In the first quarter of 2009, we recognized additional rental income related to a modification of a lease for a property in South San Francisco.  The operating results of this property have been excluded from the same property results for the nine months ended September 30, 2009.  Including the results of this property, nine months 2009 GAAP same property revenue less operating expenses would have increased 10.3%.